News Release

Skilled Healthcare Welcomes Kelly Gill as Executive Vice President

FOOTHILL RANCH, Calif.—(BUSINESS WIRE)—March 25, 2009—Skilled Healthcare Group, Inc. (NYSE:SKH) today announced that the Company has hired Kelly Gill as Executive Vice President. Due to extensive travel and a desire to spend more time with his family, Mark Wortley, Chief Executive Officer of Ancillary Services, submitted his resignation to the company on March 23, 2009. Mr. Wortley will continue to assist the Company with the transition of his responsibilities until June 30, 2009 at which time Mr. Gill will assume the role and responsiblities as President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West. To further assist in a smooth transition, Mr. Wortley will provide general consultative services to the company through December 31, 2010.

“It is with sadness that I announce the departure of a good friend and long-time business colleague. Mark played an integral role in building our ancillary services businesses over the last seven years and we are grateful for the many contributions he has made to our organization,” said Boyd Hendrickson, Chairman and Chief Executive Officer of Skilled Healthcare Group. “We will miss his strong leadership but completely support his decision to work closer to his home and family. From the entire Skilled Healthcare team, we wish him all the best.”

Mr. Hendrickson continued, “At the same time, we are fortunate that Kelly Gill has joined our senior management team and we look forward to the extensive healthcare and rehabilitation services experience that he brings to Skilled Healthcare. I have worked with Kelly in the past and am excited about the opportunities that lie ahead to utilize his strengths and industry knowledge to further build upon our ancillary services foundation.”

Mr. Gill has over 25 years of healthcare and rehabilitation services experience. Since 1979, Mr. Gill has held various positions, including President and Chief Executive Officer, Senior Vice President and Regional Administrator, at healthcare and rehabilitation services companies throughout the country. From 2001 to 2008, Mr. Gill served as Chief Operating Officer of Outpatient Imaging Affiliates, a privately held diagnostic imaging healthcare-services organization focused on the development of state-of-the-art diagnostic imaging centers in partnership with hospitals, physicians and major academic institutions. From 1999 to 2001, Mr. Gill served as Chief Operating Officer of Spheris, Inc., a public e-healthcare organization focused on the development and utilization of industry-leading digital and web-based transcription services and medical data management services.

About Skilled Healthcare Group, Inc.

Skilled Healthcare Group, Inc. companies operate skilled nursing and assisted living facilities as well as providing rehabilitation therapy and hospice services, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. References made in this release to Skilled Healthcare, “the company”, “we”, “us” and “our”, refer to Skilled Healthcare Group, Inc. and each of its companies. More information about Skilled Healthcare Group is available at its website — www.skilledhealthcaregroup.com.

Forward-Looking Statements

This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements include the statements made by Mr. Hendrickson and other statements that contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions of Skilled Healthcare Group, Inc. and the transitional period of Mr. Wortley’s employment. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare Group, Inc. may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare Group, Inc.’s Registration Statement on Form S-1 or the company’s latest annual report on Form 10-K filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made only as of the date of this release. Skilled Healthcare Group, Inc. disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Shelly Hubbard
(949) 282-5800